EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-8, or an amendment to an existing Registration Statement on Form S-8, for the registration of additional shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, to be issued pursuant to the 2011 Ashland Inc. Incentive Plan, as amended, hereby constitutes and appoints JAMES J. O’BRIEN, PETER J. GANZ and DAVID A. RINES, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of Ashland, such Registration Statement or amendment and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto (including post-effective amendments and any related registration statements pursuant to Rule 462), with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 15, 2012

/s/ James J. O’Brien	/s/ Barry W. Perry
James J. O’Brien, Chairman of the Board	Barry W. Perry, Director
and Chief Executive Officer
(Principal Executive Officer)

/s/ Lamar M. Chambers	/s/ Mark C. Rohr
Lamar M. Chambers, Senior Vice President and	Mark C. Rohr, Director
Chief Financial Officer
(Chief Financial Officer)

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heietman, Vice President and	George A. Schaefer, Jr., Director
Controller
(Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ Janice J. Teal
Brendan M. Cummins, Director	Janice J. Teal, Director

/s/ Roger W. Hale	/s/ John F. Turner
Roger W. Hale, Director	John F. Turner, Director

/s/ Kathleen Ligocki	/s/ Michael J. Ward
Kathleen Ligocki, Director	Michael J. Ward, Director

/s/ Vada O. Manager
Vada O. Manager, Director